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                                  EXHIBIT 23.1





               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 33-75068, 33-96138, and 333-71911 and Form S-8 No. 33-51236,
33-42970, 33-42356, 33-54840, 33-58450, 33-43330, 33-75150, 33-90780, 333-05825,
and 333-55683) of Isis Pharmaceuticals, Inc. and in the related Prospectus of our report dated January 30, 1999, with respect to the financial statements of Isis Pharmaceuticals, Inc., as amended, included in this Annual Report (Form 10-K/A) for the year ended December 31, 1998.




                                                      ERNST & YOUNG LLP


San Diego, California
June 7, 1999